Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS SECOND QUARTER EARNINGS

COMPARABLE STORE SALES INCREASE 1.6%

COMPANY UPDATES OUTLOOK FOR FISCAL 2018

COMPANY EXTENDS CURRENT $700 MILLION UNSECURED CREDIT FACILITY

Columbus, Ohio - August 31, 2018 - Big Lots, Inc. (NYSE: BIG) today reported income of $24.2 million, or $0.59 per diluted share, for the second quarter of fiscal 2018 ended August 4, 2018. This result compares to our guidance of income in the range of $0.60 to $0.70 per diluted share, and to last year’s second quarter income of $29.1 million, or $0.67 per diluted share. Comparable store sales for the second quarter of fiscal 2018 increased 1.6% compared to our guidance of flat to +2%. Net sales for the second quarter of fiscal 2018 were $1,222.2 million compared to $1,219.6 million for the same period last year with the increase in comparable store sales partially offset by a lower store count year-over-year.

Inventory ended the second quarter of fiscal 2018 at $854 million, compared to $810 million for the second quarter of fiscal 2017, with the increase driven by the timing of receipts of early fall and seasonal-related merchandise into our distribution centers.

We ended the second quarter of fiscal 2018 with $58 million of Cash and Cash Equivalents and $325 million of borrowings under our credit facility compared to $56 million of Cash and Cash Equivalents and $227 million of borrowings under our credit facility as of the end of the second quarter of fiscal 2017. Cash flow (cash provided by operating activities less capital expenditures) over the last 12 months has been focused on returning cash to our shareholders and investing in strategic initiatives designed to support future growth.

Total Cash Returned To Shareholders
As a reminder, on March 7, 2018, our Board of Directors approved a share repurchase program (“2018 Share Repurchase Program”) providing for the repurchase of up to $100 million of our common shares in open market and/or privately negotiated transactions at our discretion, subject to market conditions and other factors. Common shares acquired through the 2018 Share Repurchase Program will be available to meet obligations under our equity compensation plans and for general corporate purposes. In the second quarter, we invested $100 million to repurchase 2.4 million shares at an average price of $42.11, or approximately 12% below yesterday’s closing price. Our activity was completed through our Accelerated Share Repurchase as communicated on June 5, 2018, and fully exhausted our $100 million Share Repurchase Authorization approved by the Board in March of this year.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

In the second quarter of fiscal 2018, the combination of share repurchase activity and our quarterly dividend payment represents approximately $112 million returned to shareholders. Year to date, approximately $127 million has been returned to shareholders in the form of share repurchases and dividend payments.

As announced in a separate press release earlier today, on August 29, 2018, our Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $12 million is payable on September 28, 2018 to shareholders of record as of the close of business on September 14, 2018.

As part of our ongoing focus on capital structure, we have extended our current $700 million five year unsecured credit facility. The strength of our credit profile, operations, balance sheet and cash flow generation enabled us to work collaboratively with our existing banking group to extend the term of our current credit facility by approximately five years. The credit facility now covers a new five year period (expiration August 2023) and maintains a similar structure and financial covenants as our previous facility.

FISCAL Q3 2018 GUIDANCE

•	Provides initial Q3 guidance for comparable store sales increase of +2% to +4%

•
Provides initial Q3 guidance for income of $0.04 per diluted share to a loss of $0.06 per share, compared to adjusted income of $0.06 per diluted share (non-GAAP, refer to detailed reconciliation included later in this release) for the same period last year

For the third quarter of fiscal 2018, we estimate income of $0.04 per diluted share to a loss of $0.06 per share, compared to adjusted income of $0.06 per diluted share (non-GAAP) for the third quarter of fiscal 2017. This guidance is based on a comparable store sales increase of +2% to +4%.

FISCAL Q4 2018 GUIDANCE

•	Provides initial Q4 guidance for comparable store sales increase in the low single digits

•	Provides initial Q4 guidance for income of $2.90 to $3.00 per diluted share, compared to adjusted income of $2.57 per diluted share (non-GAAP) for the same period last year

For the fourth quarter of fiscal 2018, we estimate income will be in the range of $2.90 to $3.00 per diluted share, compared to adjusted income of $2.57 per diluted share (non-GAAP) for the fourth quarter of fiscal 2017. This guidance is based on a comparable store sales increase in the low single digit range.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

FISCAL 2018 GUIDANCE

•	Affirms guidance for fiscal 2018 comparable store sales increase of approximately 1%

•	Updates guidance for fiscal 2018 adjusted income to be in the range of $4.40 to $4.55 per diluted share (non-GAAP), compared to fiscal 2017 adjusted income of $4.45 per diluted share (non-GAAP)

•	Updates guidance for fiscal 2018 cash flow in the range of $100 to $110 million

Based on the actual results for the first two quarters and our expectations for the third and fourth quarters of fiscal 2018 noted above, we are updating our guidance of fiscal 2018 income in the range of $4.40 to $4.55 per diluted share. This compares to adjusted income of $4.45 per diluted share (non-GAAP) for fiscal 2017. This annual guidance is based on a comparable store sales increase of approximately 1%. We estimate this financial performance will result in cash flow in the range of $100 to $110 million.

	Full Year

	2018 Guidance	2017

Earnings per diluted share - adjusted basis (1)	$4.40 - $4.55	$4.45

(1) Non-GAAP detailed reconciliation provided in our statements below.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Conference Call/Webcast
We will host a conference call today at 8:00 a.m. to discuss our financial results for the second quarter of fiscal 2018 and provide commentary on our outlook for fiscal 2018. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com. If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, September 14, 2018. A replay of this call will also be available beginning today at 12:00 noon through September 14 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International) and entering Replay Passcode 3966855. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a community retailer operating 1,416 BIG LOTS stores in 47 states, dedicated to friendly service, trustworthy value, and affordable solutions in every season and category - furniture, food, décor, and more. We exist to serve everyone like family, providing a better shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	AUGUST 4	JULY 29
	2018	2017
	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$58,457	$56,009
Inventories	854,192	810,485
Other current assets	140,393	107,899
Total current assets	1,053,042	974,393

Property and equipment - net	701,672	523,719

Deferred income taxes	23,664	47,084
Other assets	50,352	46,268
	$1,828,730	$1,591,464

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$355,721	$363,276
Property, payroll and other taxes	84,008	84,625
Accrued operating expenses	120,761	70,092
Insurance reserves	37,787	47,710
Accrued salaries and wages	22,942	32,419
Income taxes payable	1,266	2,072
Total current liabilities	622,485	600,194

Long-term obligations under bank credit facility	324,700	226,600

Deferred rent	58,296	57,640
Insurance reserves	56,321	57,687
Unrecognized tax benefits	15,451	17,480
Synthetic lease obligation	98,213	—
Other liabilities	47,539	46,925

Shareholders' equity	605,725	584,938
	$1,828,730	$1,591,464

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	AUGUST 4, 2018		JULY 29, 2017
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,222,169	100.0	$1,219,597	100.0
Gross margin	491,419	40.2	492,500	40.4
Selling and administrative expenses	426,605	34.9	415,154	34.0
Depreciation expense	30,496	2.5	29,386	2.4
Operating profit	34,318	2.8	47,960	3.9
Interest expense	(2,407)	(0.2)	(1,619)	(0.1)
Other income (expense)	149	0.0	435	0.0
Income before income taxes	32,060	2.6	46,776	3.8
Income tax expense	7,896	0.6	17,656	1.4
Net income	$24,164	2.0	$29,120	2.4

Earnings per common share
Basic	$0.59		$0.68
Diluted	$0.59		$0.67

Weighted average common shares outstanding
Basic	41,061		43,136
Dilutive effect of share-based awards	220		428
Diluted	41,281		43,564

Cash dividends declared per common share	$0.30		$0.25

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	AUGUST 4, 2018		JULY 29, 2017
		%		%
	(Unaudited)		(Unaudited)

Net sales	$2,490,152	100.0	$2,514,597	100.0
Gross margin	1,003,377	40.3	1,016,775	40.4
Selling and administrative expenses	864,697	34.7	831,126	33.1
Depreciation expense	59,025	2.4	57,981	2.3
Operating profit	79,655	3.2	127,668	5.1
Interest expense	(3,983)	(0.2)	(2,628)	(0.1)
Other income (expense)	657	(0.0)	(82)	(0.0)
Income before income taxes	76,329	3.1	124,958	5.0
Income tax expense	20,926	0.8	44,326	1.8
Net income	$55,403	2.2	$80,632	3.2

Earnings per common share
Basic	$1.33		$1.84
Diluted	$1.33		$1.83

Weighted average common shares outstanding
Basic	41,587		43,749
Dilutive effect of share-based awards	106		373
Diluted	41,693		44,122

Cash dividends declared per common share	$0.60		$0.50

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	AUGUST 4, 2018	JULY 29, 2017
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$13,675	$14,508

Net cash used in investing activities	(105,989)	(29,681)

Net cash provided by financing activities	85,941	5,451

Decrease in cash and cash equivalents	(6,373)	(9,722)
Cash and cash equivalents:
Beginning of period	64,830	65,731
End of period	$58,457	$56,009

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED
	AUGUST 4, 2018	JULY 29, 2017
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$110,560	$99,962

Net cash used in investing activities	(171,426)	(51,691)

Net cash provided by (used in) financing activities	68,147	(43,426)

Increase in cash and cash equivalents	7,281	4,845
Cash and cash equivalents:
Beginning of period	51,176	51,164
End of period	$58,457	$56,009

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense (benefit), effective income tax rate, net income, and diluted earnings per share for the year-to-date 2018, third quarter of 2017, fourth quarter of 2017 and the full year 2017 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

Year-to-date 2018 - Twenty-six weeks ended August 4, 2018

	As Reported	Adjustment to exclude CEO retirement costs	Adjustment to exclude shareholder litigation matter	As Adjusted (non-GAAP)
Selling and administrative expenses	$867,697	$(7,018)	$(3,500)	$854,179
Selling and administrative expense rate	34.7%	(0.3%)	(0.1%)	34.3%
Operating profit	79,655	7,018	3,500	90,173
Operating profit rate	3.2%	0.3%	0.1%	3.6%
Income tax expense	20,926	895	879	22,700
Effective income tax rate	27.4%	(1.0%)	(0.3%)	26.1%
Net income	55,403	6,123	2,621	64,147
Diluted earnings per share	$1.33	$0.15	$0.06	$1.54

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) the costs associated with the retirement of our former CEO of $7,018 ($6,123, net of tax); and (2) a pretax charge related to the settlement in principle of shareholder litigation matters of $3,500 ($2,621, net of tax).

Third quarter of 2017 - Thirteen weeks ended October 28, 2017

	As Reported	Adjustment to exclude insurance recoveries	As Adjusted (non-GAAP)
Selling and administrative expenses	$408,314	$3,000	$411,314
Selling and administrative expense rate	36.8%	0.3%	37.1%
Operating profit	5,804	(3,000)	2,804
Operating profit rate	0.5%	(0.3%)	0.3%
Income tax benefit	(240)	(1,149)	(1,389)
Effective income tax rate	(5.8%)	(116.9%)	(122.7%)
Net income	4,372	(1,851)	2,521
Diluted earnings per share	$0.10	$(0.04)	$0.06

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax gain on insurance recoveries associated with merchandise-related legal matters of $3,000 ($1,851, net of tax).

Fourth quarter of 2017 - Fourteen weeks ended February 3, 2018

	As Reported	Impact on deferred taxes resulting from U.S. tax reform	As Adjusted (non-GAAP)
Selling and administrative expenses	$484,556	$—	$484,556
Selling and administrative expense rate	29.5%	—	29.5%
Operating profit	167,881	—	167,881
Operating profit rate	10.2%	—	10.2%
Income tax expense	61,436	(4,517)	56,919
Effective income tax rate	37.0%	(2.7%)	34.2%
Net income	104,828	4,517	109,345
Diluted earnings per share	$2.46	$0.11	$2.57

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) the impact to deferred taxes resulting from the U.S. Tax Cuts and Jobs Act of 2017 of $4,517.

Full Year 2017 - Fifty-three weeks ended February 3, 2018

	As Reported	Adjustment to exclude gain on insurance recoveries	Impact on deferred taxes resulting from U.S. tax reform	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,723,996	$3,000	$—	$1,726,996
Selling and administrative expense rate	32.7%	0.1%	—	32.8%
Operating profit	301,353	(3,000)	—	298,353
Operating profit rate	5.7%	(0.1%)	—	5.7%
Income tax expense	105,522	(1,149)	(4,517)	99,856
Effective income tax rate	35.7%	(0.0%)	(1.5%)	34.2%
Net income	189,832	(1,851)	4,517	192,498
Diluted earnings per share	$4.38	$(0.04)	$0.10	$4.45

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) a pretax gain on insurance recoveries associated with merchandise-related legal matters of $3,000 ($1,851, net of tax); and (2) the impact to deferred taxes resulting from the U.S. Tax Cuts and Jobs Act of 2017 of $4,517.

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.